UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 19, 2014, Orthofix International N.V. (the “Company”) held its 2014 Annual General Meeting of Shareholders. The total number of common shares eligible to vote as of the record date, May 1, 2014, was 18,436,516 and pursuant to the Company’s Articles of Association, 9,218,258 shares were required to be present or represented at the meeting to constitute a quorum. The total number of common shares present or represented at the meeting was 17,396,942, and a quorum therefore existed.

At the Annual General Meeting:

1.	Election of Board of Directors. The following persons were elected by a plurality of the votes cast at the meeting as directors of the Company for a one year term expiring at the Annual General Meeting in 2015:

Name	Votes For	Votes Withheld	Broker Non-Votes	Uncast
James F. Hinrichs	16,158,555	164,574	1,073,744	69
Guy J. Jordan, PhD	16,116,448	206,681	1,073,744	69
Anthony F. Martin, PhD	16,112,685	210,444	1,073,744	69
Bradley R. Mason	16,095,910	227,219	1,073,744	69
Ronald A. Matricaria	16,231,924	91,205	1,073,744	69
Kathleen (“Kathy”) T. Regan	16,140,546	182,583	1,073,744	69
Maria Sainz	16,083,799	239,330	1,073,744	69
Davey S. Scoon	9,576,096	6,747,033	1,073,744	69

2.	Approval of Financial Statements for the Year Ended December 31, 2013. The Company’s balance sheet and income statement at and for the year ended December 31, 2013 were approved by a vote of (i) 11,919,457 in favor, (ii) 5,469,306 against, and (iii) 8,179 abstaining.

3.	Ratification of the Selection of Ernst & Young LLP. The selection of Ernst & Young LLP to act as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2014 was ratified by a vote of (i) 16,251,006 in favor, (ii) 1,136,138 against, and (iii) 9,798 abstaining.

4.	Advisory and Non-Binding Resolution on Executive Compensation. The advisory and non-binding resolution on executive compensation was approved by a vote of (i) 15,161,579 in favor, (ii) 871,623 against, (iii) 289,996 abstaining, and (iv) 1,073,744 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: June 19, 2014